UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2010

BANK OF FLORIDA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-50091	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida	34110
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

On May 28, 2010, Bank of Florida – Southwest, Bank of Florida – Southeast and Bank of Florida – Tampa Bay (collectively, the “Banks”), the principal operating subsidiaries of Bank of Florida Corporation (the “Company”) were closed by the Florida Office of Financial Regulation, which appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver of the Banks.

As indicated in the FDIC press release dated May 28, 2010, subsequent to the closure, EverBank, Jacksonville, Florida, assumed the operations and all of the deposits of the Banks, and purchased essentially all of the Banks’ assets in a loss-share transaction facilitated by the FDIC. The loss-share transaction provides for the FDIC to share in the losses on the assets covered in the transaction. All depositors of the Banks, will automatically become depositors of EverBank for the full amount of their deposits, and they will continue to have uninterrupted access to the Banks’ deposits. Depositors will continue to be insured with EverBank, so there is no need for customers to change their banking relationship. Beginning on June 1, 2010, the 13 offices of the Banks reopened as branches of EverBank.

Bank of Florida – Southeast customers who have questions about the foregoing matters, or who would like information about the closure of the Banks, may visit the FDIC’s web site at http://www.fdic.gov/bank/individual/failed/bankoffloridase.html or call the FDIC toll-free at 1-800-894-2927.

Bank of Florida – Southwest customers who have questions about the foregoing matters, or who would like information about the closure of the Banks, may visit the FDIC’s web site at http://www.fdic.gov/bank/individual/failed/bankoffloridasw.html or call the FDIC toll-free at 1-800-894-2810.

Bank of Florida – Tampa Bay customers who have questions about the foregoing matters, or who would like information about the closure of the Banks, may visit the FDIC’s web site at http://www.fdic.gov/bank/individual/failed/bankoffloridatb.html or call the FDIC toll-free at 1-800-894-3199.

The Company’s principal assets were the capital stock that it owns in the Banks. As the owner of all of the capital stock of the Banks, the Company would be entitled to the net recoveries, if any, following the liquidation or sale of the Banks or their assets by the FDIC. However, at this time, the Company does not believe that any recovery will be realized.

The Company continues to own and operate Bank of Florida Trust Company, but otherwise, the Company has minimal remaining tangible assets. Florida Trust Company cannot be expected to provide returns or income similar to what could be expected from a multi-bank holding company.

The Company is exploring methods of winding down its operations. Any ultimate distribution of assets will occur in accordance with Florida law, the Company’s Articles of Incorporation and the terms of the Company’s outstanding series of Preferred Stock. It is not expected that any distribution will be made to common stockholders.

On June 1, 2010, the Company distributed a letter to its shareholders describing the events of May 28, 2010.

ITEM 8.01	Other Events.

On June 1, 2010, the Company filed an application with the Securities and Exchange Commission to withdraw its Registration Statement on Form S-1, as amended (File Number 333-161252). The application will be deemed to be approved, unless the SEC otherwise notifies the Company within 15 days of filing. Accordingly, the Company has terminated its common stock offering pursuant to the Registration Statement.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Report:

99.1	Letter to Shareholders dated June 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation
(Registrant)

Date: June 1, 2010

/S/ TRACY L. KEEGAN
Tracy L. Keegan
Chief Financial Officer & Executive Vice President